Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our report dated January 28, 2003, except for
Note 22, as to which the date is February 14, 2003, relating to the financial statements of Titanium Metals Corporation, which is incorporated by reference in this Annual Report on Form 10-K of Valhi, Inc.




                                            PricewaterhouseCoopers LLP


Denver, Colorado
March 18, 2003